United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MOTUS GI HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MOTUS GI HOLDINGS, INC.
1301 East Broward Boulevard, 3rd Floor

Ft. Lauderdale, FL 33301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 13, 2019

To the Stockholders of Motus GI Holdings, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Motus GI Holdings, Inc. will be held at the offices of Lowenstein Sandler LLP at 1251 Avenue Of The Americas, New York, NY 10020, on June 13, 2019, beginning at 9:00 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

●	To elect eight director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 23, 2019 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares over the Internet or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2019

Our proxy materials including our Proxy Statement for the 2019 Annual Meeting, our Annual Report for the fiscal year ended December 31, 2018 and proxy card are available on the Internet at https://www.cstproxy.com/motusgi/2019. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors

/s/ Timothy P. Moran
Timothy P. Moran
Chief Executive Officer
May 3, 2019
Ft. Lauderdale, FL

MOTUS GI HOLDINGS, INC.

1301 EAST BROWARD BOULEVARD, 3RD FLOOR

FT. LAUDERDALE, FL 33301

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on June 13, 2019 at 9:00 a.m. local time, at the offices of Lowenstein Sandler LLP at 1251 Avenue Of The Americas, New York, NY 10020, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors (the “Board”) of Motus GI Holdings, Inc. (the “Company”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about May 3, 2019.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect eight director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

●	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein and the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2019 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the director nominees and FOR Proposal 2.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish to our stockholders this Proxy Statement and our 2018 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to our stockholders of record and beneficial owners which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, April 23, 2019, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 21,450,877 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters that come before the Annual Meeting via the Internet by following the instructions in the Notice or by submitting your proxy card by mail. If you would prefer to vote by mail, please follow the instructions included in the Notice to receive a paper copy of our proxy materials.

If you are a stockholder of record, to submit your proxy by mail or vote via the Internet, follow the instructions on the proxy card or Notice. If you hold your shares in street name, you may vote via the Internet as instructed by your broker, bank or other nominee.

Your shares will be voted as you indicate on your proxy card. If you sign your proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR each of the director nominees and the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;

●	sending in another duly executed proxy bearing a later date; or

●	attending the meeting and casting your vote in person.

For purposes of submitting your vote online, you may change your vote until 11:59 p.m. Eastern Time on June 12, 2019. At this deadline, the last vote submitted will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

●	With respect to the first proposal (election of directors, “Proposal 1”), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

●	With respect to the proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for 2019 (“Proposal 2”) and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines any of our proposals to be “non-routine,” a failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names will have no effect with respect to Proposals 1 and 2.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of eight directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier resignation, death or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the eight nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election Until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of our directors who are up for re-election at the 2019 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Timothy P. Moran	47	Chief Executive Officer and Director	2018
Mark Pomeranz	57	President, Chief Operating Officer and Director	2016
David Hochman	44	Chairman of the Board	2016
Darren Sherman	47	Director	2016
Gary Jacobs	62	Director	2016
Samuel Nussbaum	70	Director	2016
Shervin Korangy	44	Director	2017
Gary J. Pruden	57	Director	2017

The following includes a brief biography of each of the nominees standing for election to the Board of Directors at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of our Board.

Directors

Timothy P. Moran, Chief Executive Officer and Director

Mr. Moran has served as Chief Executive Officer since October 1, 2018. Prior to joining us, from 2015 to September 2018, Mr. Moran served as President of the Americas, ConvaTec Group Plc (LON: CTEC) (“ConvaTec”), an international medical products and technologies company, offering products and services in the areas of wound and skin care, ostomy care, continence and critical care and infusion devices. Prior to his employment at ConvaTec, Mr. Moran held roles in sales, marketing and general management over the course of eighteen years at Covidien plc (“Covidien”), an Irish-headquartered global health care products company and manufacturer of medical devices and supplies. While at Covidien, until 2015, Mr. Moran served simultaneously as VP and General Manager of both the SharpSafety and Monitoring & Operating Room divisions. Following the 2015 acquisition of Covidien by Medtronic (NYSE:MDT), Mr. Moran was named the Global Vice President and General Manager of the Patient Care and Safety Division. Mr. Moran also served on the CEO Advisory Council for Advanced Medical Technology Association (AdvaMed), a medical device trade association. Mr. Moran earned a B.A. in Organizational Communication at The State University of New York at Geneseo. Mr. Moran was selected as a director because of his broad commercial experience and leadership in the medical technology sector.

Mark Pomeranz, President, Chief Operating Officer and Director

Mr. Pomeranz has served as Chief Operating Officer since September 24, 2018. Prior to his tenure as our Chief Operating Officer, Mr. Pomeranz served as our Chief Executive Officer from December 2016 through September 2018, and as the Chief Executive Officer of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, from 2014 through September 2018. Prior to joining Motus GI Medical Technologies Ltd., from 2008 to 2014, Mr. Pomeranz was the founding CEO of Svelte Medical Systems, a start-up company that is currently commercializing a unique drug eluting stent platform in the EU. From 2007 to 2008 Mr. Pomeranz was the Vice President of Research and Development at Prescient Medical, Inc. From 1998 to 2007, Mr. Pomeranz served as Vice President at Cordis, a Johnson & Johnson Company, where his responsibilities included developing new technologies, exploring new market opportunities and leading major restructuring efforts to create cross-functional global commercialization teams. Prior to that, Mr. Pomeranz held a number of senior leadership roles, including positions at Cardiac Pathways Corporations from 1991 to 1998, and Cardiovascular Imaging Systems from 1989 to 1991, both of which were acquired by Boston Scientific Corporation. Mr. Pomeranz earned a M.Sc. in biomedical engineering from the University of Miami. Mr. Pomeranz was selected as a director due to his history as a director of Motus GI Medical Technologies Ltd. and his business and leadership experience in the medical technology sector; his broad scientific background is also seen as an asset to us.

David P. Hochman, Chairman of the Board

Mr. Hochman has served as our Chairman of the Board since 2016, and as Chairman of the Board of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, since 2011. Since May 2018, he has been Chairman and Chief Executive Officer of Orchestra BioMed, Inc., a biomedical innovation company focused on developing high impact therapeutic solutions to address significant unmet needs. Since 2006, he has been Managing Partner of Orchestra Medical Ventures, LLC, an investment firm that employs a strategy to create, build and invest in medical technology companies intended to generate substantial clinical value. Mr. Hochman has also served as President of Accelerated Technologies, Inc., a medical device accelerator company managed by Orchestra Medical Ventures, LLC. Mr. Hochman has over twenty-one years of healthcare entrepreneurial, venture capital and investment banking experience. Mr. Hochman currently serves as a board member of Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP), a Phase 3 clinical-stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat inflammatory and fibrotic diseases by leveraging its industry leading pipeline of endocannabinoid system-targeting drug candidates. He was a co-founder of Caliber Therapeutics, Inc., a wholly owned subsidiary of Orchestra BioMed, Inc., and was on the Board of Caliber Therapeutics, Inc. from 2009 until 2018. He was a co-founder of BackBeat Medical, Inc., a wholly owned subsidiary of Orchestra BioMed, Inc., and served as its President and a member of its Board since inception in 2010 until 2018. He was a co-founder of FreeHold Surgical, Inc., a wholly owned subsidiary of Orchestra BioMed, Inc., and served as a member of its Board from 2011 until 2018. He also serves as a director of Adgero Biopharmaceuticals Holdings, Inc. Prior to joining Orchestra Medical Ventures LLC, Mr. Hochman was Chief Executive Officer of Spencer Trask Edison Partners, LLC, an investment partnership focused on early stage healthcare companies. He was also Managing Director of Spencer Trask Ventures, Inc. during which time he led financing transactions for over twenty early-stage companies. From 1999 to 2006 Mr. Hochman was a board advisor of Health Dialog Services Corporation, a leader in collaborative healthcare management that was acquired in 2008 by the British United Provident Association. From 2005 to 2007, he was a co-founder and board member of PROLOR Biotech, Inc., a biopharmaceutical company developing longer lasting versions of approved therapeutic proteins, which was purchased by Opko Health (NYSE: OPK) in 2013. He is also President and a Board Member of the Mollie Parnis Livingston Foundation, a family foundation. He has a B.A. degree with honors from the University of Michigan. Mr. Hochman was selected as a director due to his history as a director of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, his leadership experience at other public companies, including medical technology companies, his financial experience and his expertise in governance matters.

Darren Sherman, Director

Mr. Sherman has been a director of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, since 2015 and has served on our Board since December 2016. Since May 2018, Mr. Sherman has been President, Chief Operations Officer and a member of the Board of Orchestra BioMed, Inc., a biomedical innovation company focused on developing high impact therapeutic solutions to address major medical conditions where options for high-risk patients are limited or inadequate. Mr. Sherman has over 24 years of management and entrepreneurial experience in the medical technology industry spanning interventional cardiology, cardiac electrophysiology, sudden cardiac death, stroke, surgery, GI, and neurovascular therapies. Since 2009, Mr. Sherman has been Managing Partner of Orchestra Medical Ventures, LLC, an investment firm that employs a strategy to create, build and invest in medical technology companies intended to generate substantial clinical value. Mr. Sherman has also served as Chief Technical Officer of Accelerated Technologies, Inc. (ATI), a medical device accelerator company managed by Orchestra Medical Ventures, LLC, since 2008. Until May 2018, Mr. Sherman served as Chief Executive Officer and a director of Caliber Therapeutics, Inc., and Chief Executive Officer and a director of FreeHold Surgical, Inc. From 2009 until 2016, he served on the board of directors of Vivasure Medical Limited, a medical device company based in Galway, Ireland. Prior to joining Orchestra Medical Ventures, LLC, from February 2002 until March 2008, Mr. Sherman held various positions in executive management for Cordis Neurovascular (CNV), a Johnson & Johnson company, including Executive Director R&D and Director of Strategic Marketing for stroke products. From January 1997 until February 2002, Mr. Sherman played an integral role in the formation and development of Revivant Corp (acquired by Zoll Medical Corporation) while working at Fogarty Engineering. He was Revivant Corp’s first employee and managed the design, development, and testing of the AutoPulse device from concept through market introduction. From January 1995 until January 1997, Mr. Sherman held positions in research and development for Cardiac Pathways Corp., prior to its acquisition by Boston Scientific. Prior to Cardiac Pathways Corp., he worked at Baxter Healthcare. In each of these companies, he participated in the creation, development and launch of products. Mr. Sherman has authored more than seventy-five U.S. patents and has over ninety additional published applications. He earned a BS degree in Bioengineering from the University of California, San Diego. Mr. Sherman was selected as a director due to his history as a director of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, and his leadership experience at other companies, including medical technology companies.

Gary Jacobs, Director

Mr. Jacobs has been a director of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, since 2011 and has served on our Board since December 2016. Mr. Jacobs is the Founder and Managing Director at Jacobs Investment Company LLC, and served as Chief Executive Officer of DermTech, Inc. He has served as Chairman of DermTech International since 2006, NGT New Generation Technologies Ltd., Galilee Tech Management Ltd., Remedor Biomed Ltd., Sebana Medical Ltd. and ParaSonic Ltd. He serves as a Director of Bio2 Technologies, Inc. Mr. Jacobs served as a software engineer and senior education specialist of QUALCOMM, Inc. and as a software programmer at Linkabit Incorporated. He owns and operates a professional minor league baseball team, the Lake Elsinore Storm, affiliated with the San Diego Padres. In addition, Mr. Jacobs serves as Chair of the Dean’s Advisory Council for Social Sciences at the University of California, San Diego and as Chairman of the Board of Trustees of High Tech High in San Diego. He serves as Chairman of the Jewish Community Center Association Continental Board. Mr. Jacobs received his B.A. in Management Science from the University of California, San Diego in 1979. Mr. Jacobs was selected as a director due to his history as a director of Motus GI Medical Technologies Ltd., our wholly owned subsidiary, his extensive experience serving on the board of directors of other companies, including medical technology companies, and his financial experience.

Samuel R. Nussbaum, M.D., Director

Dr. Nussbaum has served on our Board since December 2016. During 2016 Dr. Nussbaum began serving as a Strategic Consultant for EBG Advisors, the consulting arm for Epstein Becker and Green, where he advises life science companies, health care systems and provider organizations. Dr. Nussbaum also serves as a Senior Advisor to Sandbox Industries, a venture fund, and Ontario Teachers’ Pension Fund. He is a member of the Board of Directors of Coherus Biosciences (NASDAQ:CHRS), a leading biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets, and PhyMed Healthcare Group, a physician led and owned leader of anesthesia and pain management services. From 2000 until 2016, Dr. Nussbaum served as Executive Vice President, Clinical Health Policy, and Chief Medical Officer of Anthem, Inc. (NYSE: ANTM), where he was responsible for annual health care expenditures through business units focused on care management, health improvement, and provider network contracting. Prior to joining Anthem, Dr. Nussbaum served as executive vice president, Medical Affairs and System Integration of BJC Health Care, where he led integrated clinical services and community health, served as President of its medical group and chairman of its commercial (HealthPartners of the Midwest) and Medicaid (CarePartners) health plans. He currently serves as Chair of the Strategic Advisory Panel for the Innovation and Value Initiative (IVI), a nonprofit dedicated to advancing the science and improving the practice of value assessment in healthcare, and serves on the Board of Directors of The Network for Excellence in Health Innovation (NEHI), a national nonprofit, nonpartisan organization focused on advancing innovations that improve health, enhance the quality of health care, and achieve greater value for the money spent. Dr. Nussbaum has also served on the Board of Directors of National Quality Forum, America’s Health Insurance Plans (AHIP), Regenstrief Institute, National Committee for Quality Health Care, the OASIS Institute, VHA Foundation, BioCrossroads (an Indiana-based public-private collaboration that advances and invests in the life sciences), America’s Agenda, Barnes-Jewish West County Hospital, and the United Way of Greater St. Louis. Dr. Nussbaum is a Professor of Clinical Medicine at Washington University School of Medicine, as an adjunct professor at the Olin School of Business, Washington University and as Senior Fellow, University of Southern California Schaeffer Center for Health Policy and Economics. Dr. Nussbaum earned his BA from New York University and his MD from Mount Sinai School of Medicine. He trained in internal medicine at Stanford University and Massachusetts General Hospital and in endocrinology at Harvard Medical School and Massachusetts General Hospital. Dr. Nussbaum was selected as a director because of his medical and business experience in the healthcare and life sciences industries.

Shervin J. Korangy, Director

Mr. Korangy has served on our Board since March 2017. Mr. Korangy also serves as the Chief Financial Officer and Head of Strategy of Beaver-Visitec International (“BVI”), a leading global developer, manufacturer and marketer of specialized surgical devices for the ophthalmic marketplace. From 2012 to 2017, Mr. Korangy served in various country General Management roles for Novartis Group AG (NYSE: NVS), a global healthcare company, where he worked with medical device, pharmaceutical and consumer health product segments. Prior to that, while part of Novartis Group AG from 2010 to 2012, Mr. Korangy was the Global Head of Corporate Finance, where he was responsible for global M&A, strategy, integrations, BD&L and portfolio planning. He served on the Novartis Finance Leadership Team and the Global Deal Committee. From 1996 to 2010, Mr. Korangy worked in the Private Equity and Restructuring Advisory divisions of the Blackstone Group (NYSE: BX), where he most recently was a Managing Director. Mr. Korangy is a current member of the Board of Directors (and Chairman of the audit committee) of The Hain Celestial Group (NASDAQ: HAIN), a leading organic and natural products company, and a senior advisor to Sight Sciences LLC, a medical device growth stage business. Mr. Korangy is a former member of the Board of Directors of Pelican Rouge, a consumer coffee manufacturer and vending business, Ultra Music, an electronic and dance music record label, Graham Packaging, a manufacturer and distributer of custom plastic containers for consumer product companies, Pinnacle Foods (NYSE: PF), a consumer packaged foods manufacturer and distributer and Bayview Financial, an asset manager and loan servicer. Mr. Korangy received his B.S. degree in economics at the Wharton School of the University of Pennsylvania. Mr. Korangy was selected as a director due to his management experience with medical device, pharmaceutical and consumer health products, and his financial and accounting experience.

Gary J. Pruden, Director

Mr. Pruden has served on our Board since December 2017. Prior to joining us, from 1985 until 2017, Mr. Pruden held a number of senior commercial leadership positions across both the medical devices and pharmaceutical sectors of Johnson & Johnson (NYSE: JNJ). In April 2004, he became President of the Johnson & Johnson subsidiary, Janssen-Ortho Inc. in Canada. In January 2006, Mr. Pruden was appointed Worldwide President of Ethicon, Inc., a Johnson & Johnson subsidiary, and in 2009 became the Company Group Chairman of Ethicon, Inc. In 2012, he was named Worldwide Chairman of Johnson & Johnson’s Global Surgery Group and in 2015 he became Worldwide Chairman in the Medical Devices division. In April 2016, Mr. Pruden became a member of the Executive Committee at Johnson & Johnson where his official title was Executive Vice President, Worldwide Chairman, Medical Devices. Mr. Pruden also served in several capacities with the Advanced Medical Technology Association (AdvaMed), a medical device trade association, where he helped lead the MDUFA renewal negotiations with the Federal Food and Drug Administration. While at AdvaMed Mr. Pruden served as a member of the Board of Directors, as Chair of the AdvaMed Regulatory Committee, and as a member of the AdvaMed Executive Committee. Mr. Pruden received his B.S. degree in finance at Rider University, where he later served on the Board of Trustees from 2011 until 2015. Mr. Pruden was selected as a director due to his management and regulatory experience with medical device and pharmaceutical products and his financial experience.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Director Composition

Our Board is currently composed of eight directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met eleven times in 2018. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). This is our first Annual Meeting of Stockholders since our initial public offering on February 9, 2018. We do not have a formal policy requiring members of the Board to attend our annual meetings.

Director Independence

Our common stock is listed on The NASDAQ Capital Market. Under the rules of The NASDAQ Capital Market, independent directors must comprise a majority of our Board. In addition, the rules of The NASDAQ Capital Market require that all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Compensation committee members must also satisfy the independence criteria established by The NASDAQ Capital Market in accordance with Rule 10C-1 under the Exchange Act. Under the rules of The NASDAQ Capital Market, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Mr. Hochman, Mr. Sherman, Mr. Jacobs, Dr. Nussbaum, Mr. Korangy and Mr. Pruden do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of The NASDAQ Capital Market and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence. We intend to comply with the other independence requirements for committees within the time periods specified above.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee. Our Audit Committee consists of Mr. Korangy, Mr. Pruden and Mr. Sherman, with Mr. Korangy serving as the Chairman of the Audit Committee. The Audit Committee met five times in 2018. Our Board has determined that the three directors currently serving on our Audit Committee are independent within the meaning of the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that Mr. Korangy qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is posted under the “Investors” tab under “Corporate Governance” in our website, which is located at www.motusgi.com.

Compensation Committee. Our Compensation Committee consists of Mr. Hochman, Mr. Jacobs, Mr. Pruden and Dr. Nussbaum, with Mr. Hochman serving as the Chairman of the Compensation Committee. The Compensation Committee met five times in 2018. Our Board has determined that the four directors currently serving on our Compensation Committee are independent under the listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our President, Chief Executive Officer, and other officers and makes recommendations in that regard to our Board as a whole.

The Compensation Committee has directly engaged independent compensation consultants, F.W. Cook & Co., to provide advice and recommendations on the structure, amount and form of executive and director compensation and the competitiveness thereof. At the request of the Compensation Committee, the compensation consultants provided, among other things, comparative data from selected peer companies. The compensation consultants report directly to the Compensation Committee. The Compensation Committee’s decision to hire the compensation consultant was not made or recommended by Company management. The compensation consultant has not performed any work for the Company except with respect to the work that it has done directly for the Compensation Committee.

Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is posted under the “Investors” tab under “Corporate Governance” in our website, which is located at www.motusgi.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Mr. Sherman, Mr. Jacobs and Dr. Nussbaum, with Mr. Sherman serving as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee did not have any meetings in 2018. The Nominating and Corporate Governance Committee nominates individuals to be elected to the board of directors by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the NASDAQ listing standards. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is posted under the “Investors” tab under “Corporate Governance” in our website, which is located at www.motusgi.com.

Stockholder nominations for directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

●	the name and address of record of the security holder;

●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the Board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. This leadership structure also is preferred by a significant number of our stockholders. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other reports filed with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Our Board will satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL 33301, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A copy of the code is posted under the “Investors” tab under “Corporate Governance” in our website, which is located at www.motusgi.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in a Current Report on Form 8-K.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with us.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
Timothy P. Moran	47	Chief Executive Officer, Director	2018
Mark Pomeranz	58	President, Chief Operating Officer and Director	2018
Andrew Taylor	48	Chief Financial Officer	2017

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Management

Timothy P. Moran, Chief Executive Officer and Director

See description under “Proposal 1”.

Mark Pomeranz, President, Chief Operating Officer and Director

See description under “Proposal 1”.

Andrew Taylor, Chief Financial Officer

Mr. Taylor has served as our Chief Financial Officer since August 2017. Prior to joining us, Mr. Taylor served as the CFO and President of Angel Medical Systems from 2007 until 2017. Angel Medical Systems is a medical device company that develops and manufactures ischemia monitoring and alerting systems. While at Angel Medical Systems, Mr. Taylor supervised the operations of more than fifty (50) employees in the United States and Brazil, while also overseeing the financial planning and analysis activities, capital raise efforts, and implementation of capital and operating budgets. From 2005 to 2007, Mr. Taylor was a Practice Leader for AC Lordi Consulting, where he oversaw staff providing CFO and Controller consulting services. Prior to that, Mr. Taylor was the CFO of Safe3w, Inc. from 2001 to 2005 until its acquisition by iPass, Inc. (NASDAQ: IPAS), where he led all accounting and finance functions as well as the fundraising efforts, and negotiated the sale of the company. From 1999 to 2001, Mr. Taylor served as the Vice President of Finance and Administration of Abridge, Inc., where he developed and managed processes for budgeting, forecasting and cash management. Prior to that, Mr. Taylor was a Senior Finance Associate at Delta Air Lines (NYSE: DAL), from 1998 to 1999. Mr. Taylor is a CFA Program Level II Candidate and earned a B.A. in Political Science and Economics at McGill University and his MBA in Finance at Northeastern University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer, chief financial officer and the most highly-compensated executive officer (other than the chief executive officer and chief financial officer) who were serving as executive officers as of December 31, 2018 and December 31, 2017 for services rendered in all capacities to us for the years ended December 31, 2018 and December 31, 2017. These individuals are our named executive officers for 2018. We had no other executive officers in 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)

Timothy P. Moran (2)	2018	118,750	57,000	810,150	1,175,341	247,949	2,409,190
Chief Executive Officer	2017	—	—	—	—	—	—

Mark Pomeranz (3)	2018	359,479	110,688	—	—	31,793	501,960
President and Chief Operating Officer	2017	350,000	87,500	639	1,122,788	30,712	1,591,639

Andrew Taylor (4)	2018	295,000	29,750	—	—	31,794	356,544
Chief Financial Officer	2017	110,625	27,000	—	601,050	9,492	748,167

(1) Amounts reflect the grant date fair value of option awards granted in 2018 and 2017 and, to the extent applicable, the incremental fair value of stock options repriced in September 2017, in accordance with Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our Consolidated Financial Statements and the discussion under “Part II—Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.

(2) Timothy P. Moran began serving as our Chief Executive Officer on October 1, 2018.

(3) Mark Pomeranz began serving as our President and Chief Operating Officer on September 24, 2018. Mark Pomeranz served as our Chief Executive Officer from December 2016 through September 23, 2018.

(4) Andrew Taylor began serving as our Chief Financial Officer on August 16, 2017.

Employment Agreements with Our Named Executive Officers

We entered into an employment agreement with Mr. Moran, which became effective on October 1, 2018, on an at-will basis, which contains non-disclosure and invention assignment provisions. Under the terms of Mr. Moran’s employment agreement, he holds the position of Chief Executive Officer and receives a base salary of $475,000 annually (the “Base Salary”). In addition, Mr. Moran is eligible to receive an annual bonus payment (the “Performance Bonus”) in an amount equal to up to sixty percent (60%) of his then-Base Salary (the “Bonus Target”) if the Board determines that he has met the target objectives communicated to him. For the first twelve months of his employment (the period from October 1, 2018 through October 1, 2019), the payout range for the Performance Bonus is between fifty percent (50%) and two hundred percent (200%) of the Bonus Target if the Board determines the objectives have been achieved. Thereafter, subsequent payout parameters will be determined by the Board based upon parameters set by the Board and Mr. Moran for an overall executive bonus program using market data and analysis input from a third-party expert compensation firm.

In connection with his employment agreement, Mr. Moran was granted (i) an option, granted on November 8, 2018 to purchase 495,000 shares (the “Initial Option Grant”) of our common stock pursuant to the our 2016 Equity Incentive Plan (the “Plan”), at an exercise price equal to $3.78 per share and (ii) a restricted stock unit award, granted on February 13, 2019, for 165,000 shares of common stock pursuant to the Plan (the “Initial Restricted Stock Unit Award”). The Initial Option Grant vests in substantially equal quarterly installments over three years commencing from October 1, 2018, subject to Mr. Moran’s continued employment by us. The Initial Restricted Stock Unit Award vests in substantially equal quarterly installments over four years commencing from October 1, 2018, subject to Mr. Moran’s continued employment by us. The stock option grant agreement and restricted stock unit award agreements include terms and conditions set forth in our standard forms of such agreements under the Plan. In addition, pursuant to the terms of his employment agreement, Mr. Moran is eligible to receive, from time to time, equity awards under the Plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Mr. Moran is also eligible to participate in any executive benefit plan or program we adopt. Further, Mr. Moran is eligible to receive employment buy-out payments (the “Employment Buy-Out Payments”) in the amount of $400,000 each on March 1, 2019, November 1, 2019, March 1, 2020 and November 1, 2020, provided he remains actively employed by us, or pursuant to certain termination conditions described below, on each such date.

In the event of death, termination due to disability, termination by us for cause or by Mr. Moran without good reason, Mr. Moran will be entitled to: (i) the amount of his earned, but unpaid salary, prior to the effective date of termination; (ii) reimbursement for any expenses incurred through the effective date of termination; and (iii) any vested amount or benefit as of the effective date of termination. In addition, in the event of death or termination due to disability Mr. Moran will be entitled to the Employment Buy-Out Payments in accordance with the schedule described above. In the event of termination by us without cause or by Mr. Moran for good reason, Mr. Moran will be entitled to receive: (i) the amount of his earned, but unpaid salary, prior to the effective date of termination; (ii) reimbursement for any expenses incurred through the effective date of termination; (iii) any vested amount or benefit as of the effective date of termination; (iv) other than in the event of a termination within twelve months of a change in control, payment as severance twelve months of his Base Salary, or if Mr. Moran is terminated within twelve months of a change in control, payment as severance eighteen months of his Base Salary; (v) other than in the event of a termination within twelve months of a change in control, payment of our portion of the cost of COBRA coverage for twelve months, or if Mr. Moran is terminated within twelve months of a change in control, payment of our portion of the cost of COBRA coverage for eighteen months; (vi) any unpaid portion of the Employment Buy-Out Payments in accordance with the schedule described above; (vii) any earned but unpaid Performance Bonus that relates to the calendar year prior to the calendar year in which termination occurs; and (viii) other than in the event of a termination within twelve months of a change in control, accelerated vesting of any options that otherwise would have vested within twelve months of the termination date, or if Mr. Moran is terminated within twelve months of a change in control, accelerated vesting of all outstanding options.

On September 24, 2018, we entered into an amended and restated employment agreement with Mark Pomeranz, pursuant to which Mr. Pomeranz transitioned from his previous role as President and Chief Executive Officer, into the role of President and Chief Operating Officer as of October 1, 2018.

The amended and restated employment agreement with Mr. Pomeranz became effective on September 24, 2018, provides for employment on an at-will basis, and contains non-disclosure and invention assignment provisions. Under the terms of the amended and restated employment agreement, Mr. Pomeranz holds the position of President and Chief Operating Officer, and receives a base salary of $385,000 annually (the “Pomeranz Base Salary”). In addition, Mr. Pomeranz is eligible to receive (i) for the calendar year ending December 31, 2018, a bonus payment in an amount equal to up to thirty one and one quarter percent (31.25%) (the “2018 Bonus Target”) of his then base salary (the “2018 Bonus”) if the Board determines that he has met the target objectives communicated to him, with a payout range for the 2018 Bonus of between fifty percent (50%) and two hundred percent (200%) of the 2018 Bonus Target, and (ii) effective January 1, 2019 and thereafter an annual bonus payment (the “Pomeranz Performance Bonus”) in an amount equal to up to fifty percent (50%) of the Pomeranz Base Salary if the Board determines that he has met the target objectives communicated to him. Payout parameters for the Pomeranz Performance Bonus will be determined by the Board based upon parameters set by the Board and CEO for an overall executive bonus program using market data and analysis input from a third-party expert compensation firm. In May 2017, pursuant to his original employment agreement, Mr. Pomeranz received a grant of options to purchase up to 511,113 shares of our common stock pursuant to our Equity Incentive Plan with an exercise price of $5.00 per share, of which fifty-three percent (53%) were fully vested when issued, forty percent (40%) vest in a series of twelve (12) successive equal quarterly installments upon the completion of each successive calendar quarter of active service over the three (3) year period measured from the date of grant, as was determined by the Compensation Committee of the board of directors, and seven percent (7%) will not become fully vested until December 22, 2019. This option was repriced to $4.50 per share in September 2017. Pursuant to the terms of the amended and restated employment agreement, Mr. Pomeranz is also eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Mr. Pomeranz is also eligible to participate in any executive benefit plan or program we adopt.

In the event of termination for cause, or if Mr. Pomeranz terminates voluntarily, Mr. Pomeranz is entitled to: (i) his unpaid salary through and including the date of termination; (ii) any vested amount or benefit; and, (iii) reimbursement of business expenses. In the event of death, termination due to disability, termination without cause, or if Mr. Pomeranz terminates for good reason, Mr. Pomeranz will be entitled to: (i) his unpaid salary through and including the date of termination; (ii) any vested amount or benefit; (iii) reimbursement of business expenses; (iv) payment as severance twelve months of his base salary; (v) payment of the Company’s portion of the cost of COBRA coverage for twelve months; (vi) any earned but unpaid 2018 Bonus or Pomeranz Performance Bonus that relates to the calendar year prior to the calendar year in which termination occurs; and (vii) other than in the event of a termination within twelve months of a change in control, 25% of any unvested options will vest upon termination, or if Mr. Pomeranz is terminated within twelve months of a change in control, accelerated vesting of all outstanding options.

On March 26, 2019, we entered into an amended and restated employment agreement with Andrew Taylor, our Chief Financial Officer.

The amended and restated employment agreement with Mr. Taylor became effective on March 26, 2019, provides for employment on an at-will basis, and contains non-disclosure and invention assignment provisions. Under the terms of the amended and restated employment agreement, Mr. Taylor holds the position of Chief Financial Officer, and receives a base salary of $310,000 annually (the “Taylor Base Salary”). In addition, Mr. Taylor is eligible to receive an annual bonus payment (the “Taylor Performance Bonus”) in an amount equal to up to thirty-five percent (35%) of the Taylor Base Salary if the Board determines that he has met the target objectives communicated to him. Payout parameters for the Taylor Performance Bonus will be determined by the Board based upon parameters set by the Board and CEO for an overall executive bonus program using market data and analysis input from a third-party expert compensation firm. In September 2017, pursuant to his original employment agreement, Mr. Taylor received a grant of options to purchase up to 240,000 shares of our common stock pursuant to our Equity Incentive Plan with an exercise price of $4.50 per share, which vests in a series of twelve (12) successive equal quarterly installments upon the completion of each successive calendar quarter of active service over the three (3) year period measured from the date of grant, as determined by the Compensation Committee of the board of directors. Pursuant to the terms of the amended and restated employment agreement, Mr. Taylor is also eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Mr. Taylor is also eligible to participate in any executive benefit plan or program we adopt.

In the event of termination for cause, or if Mr. Taylor terminates voluntarily, Mr. Taylor is entitled to: (i) his unpaid salary through and including the date of termination; (ii) any vested amount or benefit; and, (iii) reimbursement of business expenses. In the event of death, termination due to disability, termination without cause, or if Mr. Taylor terminates for good reason, Mr. Taylor will be entitled to: (i) his unpaid salary through and including the date of termination; (ii) any vested amount or benefit; (iii) reimbursement of business expenses; (iv) payment as severance nine months of his base salary; (v) payment of the Company’s portion of the cost of COBRA coverage for twelve months; (vi) any earned but unpaid Taylor Performance Bonus that relates to the calendar year prior to the calendar year in which termination occurs; and (vii) other than in the event of a termination within twelve months of a change in control, 25% of any unvested options will vest upon termination, or if Mr. Taylor is terminated within twelve months of a change in control, accelerated vesting of all outstanding equity awards.

Outstanding Equity Awards at Fiscal Year End - 2018

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of December 31, 2018.

	Number of Securities Underlying Unexercised Options
Name	Exercisable		Unexercisable		Option Exercise Price ($)		Option Expiration Date

Timothy P. Moran (CEO)	—		495,000	(1)	3.78	(1)	November 8, 2028

Mark Pomeranz (COO)	67,238	(2)	—	(2)	2.38	(2)	April 2, 2024
	373,112	(3)	138,001	(3)	4.50	(3)	May 3, 2027

Andrew Taylor (CFO)	100,000	(4)	140,000	(4)	4.50	(4)	September 29, 2027

(1)	Represents options to purchase shares of our common stock granted on November 8, 2018 with an exercise price of $3.78 per share. The shares underlying the option vest in a series of twelve (12) successive equal quarterly installments commencing on October 1, 2018 and continuing on the first day of each third month thereafter.

(2)	Represents options to purchase shares of our common stock granted on April 2, 2014, under the Motus G.I. Medical Technologies LTD Employee Share Option Plan that were outstanding as of the Share Exchange Transaction, which were assumed by the 2016 Equity Incentive Plan (the “2016 Plan”) and continue in effect in accordance with their terms, on an adjusted basis to reflect the Share Exchange Transaction. 61% of the option was vested as of December 31, 2017, with the remaining 39% of the option vesting in full in November 2018.

(3)	Represents options to purchase shares of our common stock granted on May 4, 2017, with an exercise price of $5.00 per share. Fifty-three percent (53%) of the option vested immediately upon grant, forty percent (40%) of the option vests in a series of twelve (12) successive equal quarterly installments commencing on May 4, 2017 and continuing on the first day of each third month thereafter, and the remaining seven percent (7%) of the option vests on December 22, 2019. This option was repriced to $4.50 per share in September 2017.

(4)	Represents options to purchase shares of our common stock granted on September 29, 2017, with an exercise price of $4.50 per share. The shares underlying the option vest in a series of twelve (12) successive equal quarterly installments commencing on December 1, 2017 and continuing on the first day of each third month thereafter.

Director Compensation

Director Compensation Table - 2018

The following table sets forth information concerning the compensation paid to certain of our non-employee directors during 2018.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
David Hochman (2)	$68,000.00	—	$68,000.00
Darren Sherman (3)	$32,000.00	—	$32,000.00
Gary Jacobs (4)	$26,750.00	—	$26,750.00
Samuel Nussbaum (5)	$26,000.00	—	$26,000.00
Shervin Korangy (6)	$36,000.00	—	$36,000.00
Gary Pruden (7)	$26,000.00	$139,650.00	$165,650.00

(1) Amounts reflect the aggregate grant date fair value of each stock option granted in 2018 in accordance with the Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our Consolidated Financial Statements and the discussion under “Part II—Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These amounts do not correspond to the actual value that may be received by the directors if the stock options are exercised.

(2) The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2018 held by Mr. Hochman was 175,000.

(3) The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2018 held by Mr. Sherman was 100,000.

(4) The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2018 held by Mr. Jacobs was 92,500.

(5) The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2018 held by Dr. Nussbaum was 50,000.

(6) The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2018 held by Mr. Korangy was 65,000.

(7) The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2018 held by Mr. Pruden was 50,000.

Non-Employee Director Compensation Policy

Our Board approved a director compensation policy for our directors, effective February 2019. This policy provides for the following cash compensation:

●	each director is entitled to receive a quarterly fee from us of $6,500;

●	the chairman of the Board will receive a quarterly fee from us of $9,000;

●	the chair of the Audit Committee will receive a quarterly fee from us of $2,500;

●	each chair of any other board of director committee will receive a quarterly fee from us of $1,500;

●	each non-employee director sitting on more than two Board committees will receive an additional quarterly fee of $750; and

●	each non-chairperson member of the audit committee, the compensation committee and the nominating and corporate governance committee will receive annual fees from us of $7,500, $5,000 and $5,000, respectively.

Each non-employee director is also eligible to receive an annual option grant in an amount to be determined annually by our Compensation Committee in consultation with an independent compensation consultant, to purchase shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest in two equal annual installments, beginning on the first anniversary of the date of grant, and ending on the second anniversary of the date of grant.

All fees under the director compensation policy will be paid on a quarterly basis in arrears and no per meeting fees will be paid. We will also reimburse non-employee directors for reasonable expenses incurred in connection with attending board of director and committee meetings.

2016 Equity Incentive Plan

General

On December 14, 2016, our Board adopted our 2016 Equity Incentive Plan (the “2016 Plan”) having substantially the terms described herein.

The general purpose of the 2016 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2016 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

Description of the 2016 Equity Incentive Plan

The following is a summary description of the principal terms of the 2016 Plan and is qualified in its entirety by the full text of the 2016 Plan.

Administration. The 2016 Plan is administered by the Compensation Committee of our Board. The Compensation Committee is authorized to grant options to purchase shares of our common stock, stock appreciation rights, restricted stock, stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. Stock options granted under the Motus G.I. Medical Technologies LTD Employee Share Option Plan that were outstanding as of the Share Exchange Transaction were assumed by the 2016 Plan and continue in effect in accordance with their terms, subject to appropriate adjustments to reflect the Share Exchange Transaction (the “Assumed Options”). The Compensation Committee also has authority to determine the terms and conditions of each award, prescribe, amend and rescind rules and regulations relating to the 2016 Plan, and amend the terms of awards in any manner not inconsistent with the 2016 Plan (provided that no amendment may adversely affect the rights of a participant without his or her consent), including authority to reduce or reprice the exercise price of outstanding options or stock appreciation rights. The Compensation Committee is permitted to delegate to officers and employees authority to grant options and other awards to employees (other than themselves), subject to applicable law and restrictions in the 2016 Plan. No award will be granted under the 2016 Plan on or after the ten year anniversary of the adoption of the 2016 Plan by our Board, but awards granted prior to the ten year anniversary may extend beyond that date.

Eligibility. Persons who are eligible to receive awards under the 2016 Plan include any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary.

Shares Subject to the 2016 Plan. As of January 1, 2019, the aggregate number of shares of our common stock that are available for issuance in connection with options and awards granted under the 2016 Plan and Assumed Options is 3,927,659. Up to 2,011,656 of the shares available for issuance under the 2016 Plan may be granted with respect to Incentive Stock Options. If any award granted under the 2016 Plan payable in shares of our common stock is forfeited, cancelled, returned for failure to satisfy vesting requirements, is otherwise forfeited, otherwise terminates without payment being made, or if shares of our common stock are surrendered in full or partial payment of the exercise price or withheld to cover withholding taxes on options or other awards, the number of shares of our common stock as to which such option or award was forfeited, or which were surrendered or withheld, will be available for future grants under the 2016 Plan.

In addition, the 2016 Plan contains an “evergreen” provision allowing for an annual increase, on January 1 of each year during the term of the 2016 Plan, in the number of shares of our common stock available for issuance under the 2016 Plan. The annual increase in the number of shares shall be equal to six percent (6%) of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year; provided, however, that our Board may act prior to the first day of any calendar year to provide that there shall be no increase such calendar year, or that the increase shall be a lesser number of shares of our common stock than would otherwise occur.

Terms and Conditions of Options. Options granted under the 2016 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2016 Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of incentive stock options granted to a ten-percent stockholder). The maximum number of shares of our common stock with respect to which any one participant may be granted stock options (or stock appreciation rights) under the 2016 Plan during any calendar year is 1,500,000 shares.

If on the date of grant our common stock is listed on a stock exchange or national market system, the fair market value will generally be the closing sale price on the date of grant. If our common stock is not traded on a stock exchange or national market system on the date of grant, the fair market value will generally be the average of the closing bid and asked prices for our common stock on the date of grant. If no such prices are available, the fair market value shall be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method.

No option will be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2016 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee has authority, in its discretion, to permit a holder of a nonqualified stock option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will be restricted stock subject to vesting requirements analogous to those that applied to the option before exercise.

Generally, the exercise price of an option is payable (a) in cash or by certified bank check, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, or (c) such other method as approved by the Compensation Committee and set forth in an award agreement. The Compensation Committee is also authorized to establish a cashless exercise program and to permit the exercise price to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option will be transferrable other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option will be exercisable only by the recipient. However, the Compensation Committee is authorized to permit the holder of nonqualified stock options, share-settled stock appreciation rights, restricted stock, performance shares or other share-settled stock based awards to transfer the option, right or other award to immediate family members, to a trust for estate planning purposes, or by gift to charitable institutions. The Compensation Committee has the authority to determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Restricted Stock and Stock Units. The Compensation Committee is authorized to award restricted common stock and/or stock units under the 2016 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of such conditions as may be specified by the Compensation Committee. The Compensation Committee is authorized to determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. The 2016 Plan provides that dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. Dividend equivalent amounts under the 2016 Plan may also be paid with respect to stock units, and are subject to the same restrictions on transferability as the stock units with respect to which they were paid. Unless the Compensation Committee determines otherwise, holders of restricted stock have the right to vote the shares.

Other Awards. The 2016 Plan also permits the grant of performance share and performance unit awards, incentive bonus awards payable in cash or shares of our common stock, as well as other stock based and cash based awards.

Section 162(m). Section 162(m) of the Code, as amended by the 2017 Tax Cuts and Jobs Act (the “2017 Act”), generally limits the deductibility of compensation paid by a publicly-held company to a “covered employee” for a taxable year to $1 million. Under the 2017 Act, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017.

Effect of Certain Corporate Transactions. The Compensation Committee has the authority to provide, at the time of the grant of an award, for the effect of a change in control (as defined in the 2016 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants following a change in control. The Compensation Committee has the authority, in its discretion and without the need for the consent of any recipient of an award, to also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; or (g) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Israeli Aspects of the 2016 Plan

The 2016 Israeli Sub-Plan (the “Sub-Plan”) provides for the grant of awards pursuant to the Israeli Income Tax Ordinance (New Version), 1960, as amended (the “Israeli Tax Ordinance”): awards granted pursuant to (i) Section 102 of the Israeli Tax Ordinance (“Section 102 Awards”) and (ii) Section 3(i) of the Israeli Tax Ordinance (“Section 3(i) Awards”). The 2016 Plan and the Sub-Plan provide, subject to applicable law, that Section 102 Awards may be granted only to Israeli employees, officers and directors (excluding Controlling Shareholders as defined by the Israeli Tax Ordinance) and Section 3(i) Awards (which do not provide for similar tax benefits) may be granted to Israeli non-employees including consultants, service providers and Controlling Shareholders (as defined by the Israeli Tax Ordinance), in each case, of our company or any subsidiary. The 2016 Plan and the Sub-Plan were approved by the Israeli Tax Authority (the “ITA”) in January 2017 pursuant to applicable law.

Section 102 of the Israeli Tax Ordinance includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees, which are referred to as the capital gains track and the ordinary income track, and also includes an additional alternative for the issuance of options or shares issued directly to the grantee. Under the Sub-Plan, each Section 102 Award designates that such award be granted under the capital gains track or the ordinary income track. We cannot select both tracks simultaneously for Section 102 Awards and the election of the type of track shall apply to all Section 102 Awards awarded under the Sub-Plan (unless the election is changed pursuant to the provisions of the Israeli Tax Ordinance).

In order to comply with the terms of the “capital gains track”, all options granted under a specific plan and subject to the provisions of Section 102 of the Israeli Tax Ordinance, as well as the shares issued upon exercise of such options and other shares received subsequently following any realization of rights with respect to such options, such as share dividends and share splits, must be registered in the name of a trustee selected by the board of directors and held in trust for the benefit of the relevant employee, director or officer for a period of two years from the date of grant and deposit with such trustee. However, under this track, the “employing company” (within the meaning of Section 102(a) of the Israeli Tax Ordinance) is not allowed to deduct an expense with respect to the issuance of the options or shares.

Equity Compensation Plan Information

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2018.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	(a)	(b)	(c)(2)
Equity compensation plans approved by security holders(1)	2,520,101	$4.32	99,417
Equity compensation plans not approved by security holders	—	$—	—
Total	2,520,101	$4.32	99,417

(1)	The amounts shown in this row include securities under the Motus GI Holdings, Inc. 2016 Equity Incentive Plan and 2016 Israeli Sub-Plan to the Motus GI Holdings, Inc. 2016 Equity Incentive Plan (the “2016 Plan”).

(2)	In accordance with the “evergreen” provision in our 2016 Plan, an additional 1,286,409 shares were automatically made available for issuance on the first day of 2019, which represents 6% of the number of shares outstanding on December 31, 2018; these shares are excluded from this calculation.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Motus GI Holdings, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2018 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2018.

2.	The Audit Committee has discussed with representatives of EisnerAmper LLP, the independent public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission.

3.	The Audit Committee has discussed with EisnerAmper LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by EisnerAmper LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Audit Committee of Motus GI Holdings, Inc.

Shervin Korangy, Chairman

Gary Pruden

Darren Sherman

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of April 23, 2019 by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our directors and current officers as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, April 23, 2019 are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Unless indicated below, the address of each individual listed below is c/o Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 21,450,877 shares of common stock issued and outstanding as of April 23, 2019 plus any shares issuable upon exercise of options or warrants that are exercisable on or within 60 days after April 23, 2019 held by such person or entity.

Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Officers and Directors
Timothy P. Moran (1)	131,141	*

Mark Pomeranz (2)	498,465	2.27%

David Hochman (3)(5)(6)(7)(8)(9)	2,098,861	9.53%

Darren Sherman (4)(5)(6)(7)(8)(9)	1,914,861	8.72%

Gary Jacobs (10)(11)	988,848	4.56%

Samuel Nussbaum (12)	60,000	*

Shervin Korangy (13)	85,000	*

Andrew Taylor (14)	150,369	*

Gary Pruden (15)	75,000	*

Directors and Officers as a Group (9 persons)	4,196,984	18.14%

5% Stockholders

ABV, LLC (16)(17)	1,607,163	7.35%

Orchestra MOTUS Co-Investment Partners, LLC (7)	1,345,101	6.22%

Orchestra BioMed, Inc. (8)	2,000,000	9.32%

Perceptive Life Sciences Master Fund Ltd. (18)	3,456,596	15.93%

Larry N. Feinberg (19)	2,775,000	12.94%

* Less than 1%

1.	Includes 84,912 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 23, 2019. Does not include 439,032 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 23, 2019. Includes 21,229 shares of our common stock pursuant to restricted stock unit awards which have vested as of April 23, 2019, or which will be vested within sixty days of April 23, 2019. Does not include 153,419 shares of our common stock issuable upon the vesting of restricted stock units that will not vest within sixty days of April 23, 2019.

2.	Includes 485,144 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 23, 2019. Does not include 221,848 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 23, 2019. Includes 2,680 shares of our common stock pursuant to restricted stock unit awards which have vested as of April 23, 2019, or which will be vested within sixty days of April 23, 2019. Does not include 40,220 shares of our common stock issuable upon the vesting of restricted stock units that will not vest within sixty days of April 23, 2019.

3.	Includes (i) 175,000 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 23, 2019, (ii) 300 shares of our common stock issuable upon exercise of warrants that are exercisable within sixty days of April 23, 2019, and (iii) 100,000 shares of common stock held by a family trust of which Mr. Hochman is a co-trustee and sole beneficiary. Does not include 40,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 23, 2019.

4.	Includes (i) 100,000 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 23, 2019, and (ii) 300 shares of our common stock issuable upon exercise of warrants that are exercisable within sixty days of April 23, 2019. Does not include 25,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 23, 2019.

5.	Includes 109,792 shares of our common stock held by Orchestra Medical Ventures II, L.P., and 215,818 shares of our common stock issuable upon exercise of warrants that are exercisable within sixty days of April 23, 2019, held by Orchestra Medical Ventures II, L.P. Orchestra Medical Ventures II GP, LLC serves as general partner to Orchestra Medical Ventures II, L.P. The managing members of Orchestra Medical Ventures II GP, LLC, David Hochman and Darren Sherman, exercise sole dispositive and voting power over the shares owned by Orchestra Medical Ventures II, L.P. The principal address for Orchestra Medical Ventures II, L.P. is 150 Union Square Drive, New Hope, PA 18938.

6.	Includes 83,352 shares of our common stock held by Orchestra Medical Ventures II Reserve, L.P. Orchestra Medical Ventures II GP, LLC serves as general partner to Orchestra Medical Ventures II Reserve, L.P. The managing members of Orchestra Medical Ventures II GP, LLC, David Hochman and Darren Sherman, exercise sole dispositive and voting power over the shares owned by Orchestra Medical Ventures II Reserve, L.P. The principal address for Orchestra Medical Ventures II Reserve, L.P. is 150 Union Square Drive, New Hope, PA 18938.

7.	Based on the information provided in the Schedule 13D/A filed with the SEC on February 15, 2019 by Orchestra Motus Co-Investment Partners, LLC. Includes 185,133 shares of our common stock issuable upon exercise of warrants that are exercisable within sixty days of April 23, 2019, held by Orchestra MOTUS Co-Investment Partners, LLC. Orchestra Medical Ventures, LLC, serves as managing member to Orchestra Motus Co-Investment Partners, LLC. The managing partners of Orchestra Medical Ventures, LLC, David Hochman and Darren Sherman, exercise sole dispositive and voting power over the shares owned by Orchestra MOTUS Co-Investment Partners, LLC. The principal address for Orchestra MOTUS Co-Investment Partners, LLC is 150 Union Square Drive, New Hope, PA 18938.

8.	Based on the information provided in the Schedule 13D filed with the SEC on February 15, 2019 by Orchestra BioMed, Inc. The principal address for Orchestra BioMed, Inc. is 150 Union Square Drive, New Hope, PA 18938.

9.	Includes 51,498 shares of common stock held by Accelerated Technologies, Inc. David Hochman and Darren Sherman share dispositive and voting power over the shares owned by Accelerated Technologies, Inc.

10.	Includes 92,500 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 23, 2019. Does not include 25,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 23, 2019.

11.	Includes 745,956 shares of our common stock held by Jacobs Investment Company LLC, and 141,292 shares of our common stock issuable upon exercise of warrants that are exercisable within sixty days of April 23, 2019 held by Jacobs Investment Company LLC. The managing member of Jacobs Investment Company LLC, Gary Jacobs, exercises sole dispositive and voting power over the shares owned by Jacobs Investment Company LLC.

12.	Includes 50,000 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 23, 2019. Does not include 25,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 23, 2019.

13.	Includes 65,000 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 23, 2019. Does not include 25,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 23, 2019.

14.	Includes 145,895 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 23, 2019. Does not include 164,858 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 23, 2019. Includes 1,474 shares of our common stock pursuant to restricted stock unit awards which have vested as of April 23, 2019, or which will be vested within sixty days of April 23, 2019. Does not include 22,110 shares of our common stock issuable upon the vesting of restricted stock units that will not vest within sixty days of April 23, 2019.

15.	Includes 25,000 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty days of April 23, 2019. Does not include 50,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within sixty days of April 23, 2019.

16.	Based on the information provided in the Schedule 13G filed with the SEC on February 13, 2019 by ABV, LLC. Includes 591,481 shares of our common stock held by Ascent Biomedical Ventures II, L.P. and 315,883 shares of our common stock issuable upon exercise of warrants that are exercisable within sixty days of April 23, 2019, held by Ascent Biomedical Ventures II, L.P. ABV, LLC serves as general partner to Ascent Biomedical Ventures II, L.P. The managing members of ABV, LLC, Geoffrey W. Smith and Steve Hochberg, exercise sole dispositive and voting power over the shares owned by Ascent Biomedical Ventures II, L.P. The principal address for the entities affiliated with ABV, LLC is 60 East 42nd Street, New York, NY 10165.

17.	Based on the information provided in the Schedule 13G filed with the SEC on February 13, 2019 by ABV, LLC. Includes 611,241 shares of our common stock held by Ascent Biomedical Ventures Synecor, L.P. and 88,558 shares of our common stock issuable upon exercise of warrants that are exercisable within sixty days of April 23, 2019, held by Ascent Biomedical Ventures Synecor, L.P. ABV, LLC serves as general partner to Ascent Biomedical Ventures Synecor, L.P. The managing members of ABV, LLC, Geoffrey W. Smith and Steve Hochberg, exercise sole dispositive and voting power over the shares owned by Ascent Biomedical Ventures Synecor, L.P. The principal address for the entities affiliated with ABV, LLC is 60 East 42nd Street, New York, NY 10165.

18.	Based on the information provided in the Schedule 13G/A filed with the SEC on February 14, 2019 by Mr. Joseph Edelman with respect to himself, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC (Mr. Edelman, together with Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC, the “Perceptive Reporting Persons”). Includes 246,055 shares of our common stock issuable upon exercise of warrants that are exercisable within sixty days of April 23, 2019, held by Perceptive Life Sciences Master Fund Ltd. Perceptive Life Sciences Master Fund Ltd., Perceptive Advisors LLC and Mr. Edelman have shared voting and dispositive power with respect to the shares of our common stock held by Perceptive Life Sciences Master Fund Ltd. Perceptive Advisors LLC serves as the investment manager to Perceptive Life Sciences Master Fund Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund Ltd. Mr. Edelman is the managing member of Perceptive Advisors LLC and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund Ltd. The principal address for the Perceptive Reporting Persons is 51 Astor Place, 10th Floor New York, NY 10003.

19.	Based on the information provided in the Schedule 13G filed with the SEC on December 26, 2018 by Larry N. Feinberg with respect to himself, Oracle Associates, LLC (“Oracle Associates”), Oracle Partners, L.P. (“Oracle Partners”), Oracle Investment Management, Inc. (“Investment Manager”), Oracle Ten Fund Master, LP (“Ten Fund”) and Oracle Institutional Partners, L.P. (“Institutional Partners”) (Mr. Feinberg, together with Oracle Associates, Oracle Partners, Investment Manager, Ten Fund and Institutional Partners, the “Oracle Reporting Persons”). The Oracle Reporting Persons reported that each of Mr. Feinberg, Oracle Associates, and Investment Manager have shared voting and dispositive power with respect to 2,775,000 shares of our common stock; Oracle Partners has shared voting and dispositive power with respect to 2,077,000 shares of our common stock; Institutional Partners has shared voting and dispositive power with respect to 286,000 shares of our common stock; and Ten Fund has shared voting and dispositive power with respect to 412,000 shares of our common stock. Oracle Associates is the general partner of each of Oracle Partners, Ten Fund and Institutional Partners. Investment Manager is the investment manager to each of Oracle Partners, Ten Fund and Institutional Partners. Mr. Feinberg is the managing member of Oracle Associates and the sole stockholder, director and president of Investment Manager. The principal address for the Oracle Reporting Persons is Oracle Investment Management, Inc. 262 Harbor Drive, 3rd Floor, Stamford, Connecticut 06902.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2018, all reports required to be filed under Section 16(a) were filed on a timely basis, except that (i) Mr. Hochman had one late Form 4 reporting a single acquisition transaction, as a result of a technical issue with the EDGAR filing agent and (ii) Perceptive Advisors LLC had one late Form 4 reporting two acquisition transactions.

Transactions with Related Persons

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2018, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years; and

●	any of our directors, executive officers, promoters or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Ten Percent Warrants - Related Party Participation

Upon the completion of our IPO in February 2018, we issued the Ten Percent Warrants to certain of our former Series A Convertible Preferred Stock holders, pursuant to an amendment to the Registration Rights Agreement and an amendment to the Certificate of Designation, to purchase an aggregate of 1,095,682 shares of our common stock, including (i) Ten Percent Warrants to purchase 300 shares of our common stock to David Hochman, the Chairman of our Board, (ii) Ten Percent Warrants to purchase 300 shares of our common stock to Darren Sherman, one of our directors, (iii) Ten Percent Warrants to purchase an aggregate of 220,274 shares of our common stock to Ascent Biomedical Ventures II, L.P. and Ascent Biomedical Ventures Synecor, L.P., beneficial owners of more than five percent of our common stock, (iv) Ten Percent Warrants to purchase 106,980 shares of our common stock to Orchestra Medical Ventures II, L.P., a former beneficial owner of more than five percent of our common stock, (v) Ten Percent Warrants to purchase 115,997 shares of our common stock to Orchestra MOTUS Co-Investment Partners, LLC, a beneficial owner of more than five percent of our common stock, (vi) Ten Percent Warrants to purchase 72,386 shares of our common stock to Jacobs Investment Company LLC, an investment firm in which Gary Jacobs, one of our Directors, serves as Founder and Managing Director, (vii) Ten Percent Warrants to purchase 180,055 shares of our common stock to Perceptive Life Sciences Master Fund Ltd., a beneficial owner of more than five percent of our common stock, (viii) Ten Percent Warrants to purchase an aggregate of 57,035 shares of our common stock to E. Jeffrey Peierls, including the Peierls Trusts and the Peierls Entities, a former beneficial owner of more than five percent of our common stock.

Royalty Payment Rights Certificates - Related Party Participation

Simultaneously with the closing of our IPO in February 2018, all 1,581,128 previously outstanding shares of our Series A Convertible Preferred Stock were converted, on a one-to-one basis, into an aggregate of 1,581,128 shares of our common stock. In connection with the conversion of the Series A Convertible Preferred Stock we issued Royalty Payment Rights Certificates (the “Royalty Payment Rights Certificates”) to each former holder of our Series A Convertible Preferred Stock, including certain of our directors and executive officers, and certain of our existing stockholders, including stockholders affiliated with certain of our directors including (i) a Royalty Payment Rights Certificate for 0.05% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to David Hochman, the Chairman of our Board, (ii) a Royalty Payment Rights Certificate for 0.05% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Darren Sherman, one of our directors, (iii) Royalty Payment Rights Certificate for an aggregate of 10.79% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Ascent Biomedical Ventures II, L.P. and Ascent Biomedical Ventures Synecor, L.P., beneficial owners of more than five percent of our common stock, (iv) a Royalty Payment Rights Certificate for 6.31% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Orchestra Medical Ventures II, L.P., a former beneficial owner of more than five percent of our common stock, (v) a Royalty Payment Rights Certificate for 4.11% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Orchestra MOTUS Co-Investment Partners, LLC, a beneficial owner of more than five percent of our common stock, (vi) a Royalty Payment Rights Certificate for 4.00% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Jacobs Investment Company LLC, an investment firm in which Gary Jacobs, one of our Directors, serves as Founder and Managing Director, and (vii) a Royalty Payment Rights Certificate for 16.22% of the aggregate royalty amount payable to the holders of the Royalty Payment Rights Certificates to Perceptive Life Sciences Master Fund Ltd., a beneficial owner of more than five percent of our common stock. Pursuant to the terms of the Royalty Payment Rights Certificates, if and when we generate sales of the Pure-Vu System, or if we receive any proceeds from the licensing of the Pure-Vu System, then we will pay to the holders of the Royalty Payment Rights Certificates (the “Holders”) the allocation of such royalty payment rights as listed on such Holders Royalty Payment Rights Certificate, a royalty (the “Royalty Amount”) equal to, in the aggregate, in royalty payments in any calendar year for all products:

The Company Commercializes Product Directly	The Rights to Commercialize the Product is Sublicensed by the Company to a third-party
3% of Net Sales*	5% of any Licensing Proceeds**

* Notwithstanding the foregoing, with respect to Net Sales based Royalty Amounts, (a) no Net Sales based Royalty Amount shall begin to accrue or become payable until we have first generated, in the aggregate, since inception, Net Sales equal to $20 million (the “Initial Net Sales Milestone”), and royalties shall only be computed on, and due with respect to, Net Sales generated in excess of the Initial Net Sales Milestone, and (b) the total Net Sales based Royalty Amount due and payable in any calendar year shall be subject to a cap per calendar year of $30 million. “Net Sales” is defined in the Royalty Payment Rights Certificates.

** Notwithstanding the foregoing, with respect to Licensing Proceeds based Royalty Amounts, (a) no Licensing Proceeds based Royalty Amount shall begin to accrue or become payable until we have first generated, in the aggregate, since inception, Licensing Proceeds equal to $3.5 million (the “Initial Licensing Proceeds Milestone”), and royalties shall only be computed on, and due with respect to, Licensing Proceeds in excess of the Initial Licensing Proceeds Milestone and (b) the total Licensing Proceeds based Royalty Amount due and payable in any calendar year shall be subject to a cap per calendar year of $30 million. “Licensing Proceeds” is defined in the Royalty Payment Rights Certificates.

The royalty will be payable up to the later of (i) the latest expiration date of our patents issued as of December 22, 2016, or (ii) the latest expiration date of any pending patents as of December 22, 2016 that have since been issued or may be issued in the future (which is currently November 2034). Following the expiration of all such patents, the Holders of the Royalty Payment Rights Certificates will no longer be entitled to any further royalties for any period following the latest to occur of such patent expiration.

Participation in Initial Public Offering

In addition to the shares issued pursuant to the directed share program described below, all of our directors and executive officers, and certain of our existing stockholders who held greater than 5% of our common stock, including stockholders affiliated with certain of our directors, purchased an aggregate of 1,435,000 shares of our common stock in our IPO, completed February 2018, at the public offering price of $5.00 per share, including (i) Perceptive Life Sciences Master Fund Ltd., a greater than 5% shareholder, which purchased 1,010,000 shares, (ii) Orchestra Medical Ventures II, L.P., a former greater than 5% shareholder, which purchased 40,000 shares, (iii) Gary Pruden, one of our directors, who purchased 50,000 shares, (iv) David Hochman, the chairman of our board, who purchased 75,000 shares, (v) Shervin Korangy, one of our directors, who purchased 20,000 shares, (vi) Mark Pomeranz, our President and Chief Operating Officer, who purchased 8,000 shares, (vii) Samuel Nussbaum, one of our directors, who purchased 10,000 shares, (viii) Darren Sherman, one of our directors, who purchased 5,000 shares and (ix) Andrew Taylor, our Chief Financial Officer, who purchased 2,000 shares.

Directed Share Program

At our request, the underwriters sold 175,000 shares of our common stock, or five percent (5%) of the shares offered in our IPO, completed February 2018, at the public offering price of $5.00 per share, to our employees and other persons associated with us, including Gary Jacobs, one of our Directors, who purchased 5,000 shares of our common stock at the IPO price. The directed share program was arranged through the representative of the underwriters in the IPO.

Sales and Marketing Services Arrangement with FreeHold Surgical, Inc.

In August, 2017, we began paying a monthly fee to FreeHold Surgical, Inc., or FreeHold, an entity in which David Hochman, the Chairman of our Board, serves as a Director, and Darren Sherman, one of our Directors, serves as a Director and President. Pursuant to the fee arrangement, we paid FreeHold a monthly amount of approximately $25,000 as all-in compensation for sales and marketing services performed for us, on a part time basis, by two FreeHold sales representatives (the “FreeHold Services”), through June 2018. Effective July 2018, pursuant to an amendment to the fee arrangement, we paid FreeHold a monthly amount of approximately $8,333 as all-in compensation for the FreeHold Services. Effective as of November 30, 2018, we terminated the fee arrangement for the FreeHold Services. As of November 30, 2018 our payment obligations to FreeHold pursuant to the fee arrangement have terminated and all FreeHold Services obligations by FreeHold have ceased.

Participation in Follow On Offering

Certain of our directors and executive officers, and certain of our stockholders who hold greater than 5% of our common stock, including stockholders affiliated with certain of our directors, purchased an aggregate of 3,218,500 shares of our common stock in our Follow On Offering, completed December 2018, at the public offering price of $2.70 per share, including (i) the Oracle Reporting Persons, greater than 5% holders of our common stock, which purchased an aggregate 2,775,000 shares, (ii) Perceptive Life Sciences Master Fund Ltd., a greater than 5% shareholder, which purchased 400,000 shares, (iii) David Hochman, the chairman of our board, who purchased 20,000 shares, (iv) Timothy P. Moran, our chief executive officer, who purchased 10,000 shares, (v) Jacobs Investment Company LLC, an investment firm in which Gary Jacobs, one of our Directors, serves as Founder and Managing Director, which purchased 10,000 shares, (vi) Mark Pomeranz, our President and Chief Operating Officer, who purchased 2,500 shares, and (vii) Andrew Taylor, our Chief Financial Officer, who purchased 1,000 shares.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and named executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

Our Board has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest (collectively “related parties”), are not permitted to enter into a transaction with us without the prior consent of our Board acting through the Audit Committee or, in certain circumstances, the chairman of the Audit Committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our Audit Committee, or in certain circumstances the chairman of our Audit Committee, for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee, or the chairman of our Audit Committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

PROPOSAL 2: RATIFY THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018

On March 27, 2018, the Audit Committee approved the dismissal of Brightman Almagor Zohar & Co., member of Deloitte Touche Tohmatsu Limited (“Deloitte”), as our independent registered public accounting firm, effective March 30, 2018 and the engagement of EisnerAmper LLP as our new independent registered public accounting firm as of and for the year ended December 31, 2018. As a result of the move of our principal executive offices to the United States, the Audit Committee believes that utilizing an accounting firm based in the United States would better serve us. As described below, the change in independent registered public accounting firm is not the result of any disagreement with Deloitte.

Deloitte’s audit reports on the financial statements for the years ended December 31, 2017 and 2016 did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports contained explanatory paragraphs in which they indicated conditions existed that raised substantial doubt about our ability to continue as a going concern (the “Going Concern Explanation”).

During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim periods through March 30, 2018, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between us and Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the Going Concern Explanation described above.

During the fiscal years ended December 31, 2016 and 2017 and the subsequent interim periods through March 30, 2018, neither we nor anyone on our behalf has consulted with EisnerAmper LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that EisnerAmper LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K

The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2019, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees paid for professional services rendered by EisnerAmper LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2018	2017

Audit Fees	$182,345	$—
Audit-Related Fees	$—	$—
Tax Fees	$22,000	$46,950
All Other Fees	$—	$—
Total Fees	$204,345	$46,950

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements, the review of our quarterly financial statements and for consents and comfort letters provided in connection with the offerings of our common stock.

Tax Fees

Tax fees were principally for services related to tax preparation and filing, as well as tax consulting services associated with tax preparation and filings and intercompany transfer pricing activities.

Procedures for Approval of Fees

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining EisnerAmper LLP’s independence and has determined that such services for fiscal year 2018 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 16, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of EisnerAmper LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2020 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2020 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended must be received by us no later than January 4, 2020 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary.

Our bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2020 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than March 15, 2020 and no earlier than February 14, 2020; provided, however, that in the event the Annual Meeting is scheduled to be held more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by us. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 23, 2019. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2018 and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary, or by phone at (954) 541-8000. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Timothy P. Moran
Timothy P. Moran
Chief Executive Officer

May 3, 2019
Ft. Lauderdale, FL

MOTUS GI HOLDINGS, INC. (Instructions: To withhold vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all Nominees listed to the left) PROXY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”: Please mark your votes like this INTERNET/MOBILE — www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided. 2. Ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 12, 2019. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED • Election of Directors • Timothy P. Moran • Mark Pomeranz • David Hochman • Darren Sherman • Gary Jacobs • Samuel Nussbaum • Shervin Korangy (08) Gary J. Pruden (Instruction: To withhold authority FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. If you plan to attend the annual meeting in person, please check the following box: CONTROL NUMBER Signature Signature, if held jointly Date , 2019. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2019 The proxy statement and our 2019 Annual Report to Stockholders are available at http://www.cstproxy.com/motusgi/2019 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MOTUS GI HOLDINGS, INC. The undersigned appoints Timothy P. Moran and Andrew Taylor, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Motus GI Holdings, Inc. held of record by the undersigned at the close of business on April 23, 2019 at the Annual Meeting of Stockholders of Motus GI Holdings, Inc. to be held on June 13, 2019, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)